CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 19, 2008, accompanying the financial statements of Kansas Investors' Quality Tax-Exempt Trust, Series 12 and Virginia Investors' Quality Tax-Exempt Trust, Series 99 (included in Van Kampen Unit Trusts, Municipal Series 578) as of August 31, 2008, and for the period from September 22, 2005 (date of deposit) through August 31, 2006 and for each of the two years in the period then ended and the financial highlights for the period from September 22, 2005 (date of deposit) through August 31, 2006 and for each of the two years in the period ended August 31, 2008, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-126975) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

GRANT THORNTON LLP

New York, New York
December 19, 2008